Exhibit 99.1

PRELIMINARY FORM OF PROXY
TELLABS, INC.
One Tellabs Center, 1415 W. Diehl Road, Naperville, IL 60563
This Proxy is Solicited By the Board of Directors

     The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint Krish A. Prabhu and James M. Sheehan, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Special Meeting of Stockholders of said corporation to be held at [•], on [•], [•], 2004, at [•] p.m., and at any adjournment or postponement thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the issuance of shares of Tellabs, Inc. common stock as contemplated by the Agreement and Plan of Merger, dated as of May 19, 2004, among Tellabs, Inc., Chardonnay Merger Corp., a wholly owned subsidiary of Tellabs, Inc., and Advanced Fibre Communications, Inc. Proxies are authorized to vote in their discretion upon any such other business as may properly come before the special meeting or any adjournment or postponement thereof.

(fold and detach here)

PLEASE READ THE VOTING INSTRUCTIONS BELOW.

VOTE BY INTERNET – www. proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [•]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [•]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL –
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tellabs, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

(Fold and detach here)

TELLABS, INC.

     PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY. ■

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF SHARES
OF TELLABS, INC. COMMON STOCK AS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER,
DATED AS OF MAY 19, 2004, AMONG TELLABS, INC., CHARDONNAY MERGER CORP., A WHOLLY OWNED
SUBSIDIARY OF TELLABS, INC., AND ADVANCED FIBRE COMMUNICATIONS, INC.

1.	To approve the issuance of shares of Tellabs, Inc. common stock as contemplated by the Agreement and Plan of Merger, dated as of May 19, 2004, among Tellabs, Inc., Chardonnay Merger Corp., a wholly owned subsidiary of Tellabs, Inc., and Advanced Fibre Communications, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. In their discretion, the proxies are authorized to vote upon any such other business as may properly come before the special meeting or any adjournment or postponement thereof.

I plan to attend the Special Meeting. If yes, you must bring a form of photo identification with you. In addition, if your shares are held by a bank, broker or other holder of record, you must bring a letter from the holder that confirms your ownership to those shares or a broker form of legal proxy. We reserve the right to refuse admittance to anyone without paper proof of share ownership or proper photo identification.
Yes ☐	No ☐

Please sign name exactly as imprinted (do not print). Please indicate any change in address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

Dated:	, 2004

Signature of stockholder(s)